Exhibit 99.1

Internap Announces Leadership Transition to Support Next Stage of Business Evolution

Peter D. Aquino appointed president and chief executive officer;

Peter J. Rogers, Jr. joins board as new independent director

ATLANTA – September 13, 2016 – Internap Corporation (NASDAQ: INAP), a provider of high-performance internet infrastructure services, today announced that Peter Aquino, a 30-year technology, media and telecommunications (TMT) industry veteran, has been appointed president and chief executive officer and a member of the company’s board of directors, effective on September 19, 2016. Mr. Aquino succeeds Michael Ruffolo, a board member who stepped in as CEO during 2015 to lead the company's customer-focused transformation. In addition, Peter J. Rogers, Jr. has been appointed to the board of directors. Following these changes, Internap’s board now comprises seven directors, six of whom will be non-employee, independent directors.

Mr. Aquino joins Internap with a strong track record overseeing major expansion efforts, turnarounds and strategic partnerships and transactions at other companies in the TMT industry. Previously, he served as chairman and chief executive officer, and later as executive chairman, of Primus Telecommunications Group, Inc. (PTGi) (NYSE: PTGI). Under Mr. Aquino’s leadership, PTGi expanded into an integrated telecommunications company serving consumer and business customers with voice, data, high capacity fiber and data center services in several markets around the world. PTGi’s collection of global assets reached approximately $1 billion in revenue before the company achieved a successful liquidity event following several divestitures.

Prior to PTGi, Mr. Aquino was president and chief executive officer of RCN Corporation (NASDAQ: RCNI) from 2004 until it was successfully taken private in 2010 for $1.2 billion. During his tenure at RCN, Mr. Aquino transformed RCN into an all-digital HDTV cable MSO in five major U.S. markets, including New York City, Boston, Chicago, Washington, D.C. and eastern Pennsylvania. While at RCN, Mr. Aquino also created RCN Metro Fiber Inc. (now part of Lightower Fiber Networks), an advanced fiber infrastructure company.

“We are delighted to welcome Pete to Internap. We believe his experience transforming and driving growth at other companies in the TMT industry is ideal for Internap. Pete’s compensation will be closely tied to Internap’s performance as we look to capitalize on the opportunities in our markets,” said Dan Stanzione, chairman of the Internap board of directors. "On behalf of the board, we want to thank Mike for his tireless dedication and countless contributions to Internap both as a director and as our CEO. Mike stepped in during a challenging period and stabilized the business, re-engaged employees across geographies and functions and focused the global company on its customers. Pete is grateful for the contributions that Mike has made, values his insight into both the industry and the company, and has asked Mike to help drive a smooth and effective transition. With this foundation in place, we are confident that Pete’s leadership will help accelerate our growth and enhance shareholder value.”

“I am excited to lead Internap at such an important time,” said Mr. Aquino. “Internap is uniquely positioned to provide customers with fast, powerful and scalable internet infrastructure that offers all of the possibilities of cloud-hosted computing anchored by a global network of data centers. I believe that Internap is well-positioned to compete, and I look forward to working with the team to leverage Internap’s reputation for putting customers first. I am honored to have the opportunity to continue the company’s transformation efforts, and I am confident in our ability to drive enhanced efficiency, profitability and growth and generate value for both customers and shareholders.”

Internap also announced today that Peter J. Rogers, Jr., a former 27-year veteran of MICROS Systems, Inc., has joined the Internap board as a new independent director. Mr. Rogers is currently a principal of the Stroudwater Group, a Washington, D.C.-based strategic consulting firm, where he specializes in advising technology companies on a wide range of business functions. Mr. Rogers’ appointment follows a search for new independent directors begun by Internap’s board of directors.

“We are pleased to welcome Peter Rogers to the board as our newest independent director,” said Dr. Stanzione. “Peter brings decades of technology industry experience in a number of key areas critical to Internap’s business, including business development, marketing, product management, finance and investor relations. We look forward to benefiting from Peter’s fresh perspective in the boardroom.”

In connection with today’s appointments, Internap affirmed that while the company remains open to value-maximizing opportunities that are in the best interests of all shareholders, the company is not engaged at this time in discussions with any party and is not actively pursuing transaction alternatives to organic growth.

As a material inducement to entering into employment with the company, Mr. Aquino will be awarded 1,585,000 restricted shares of the company’s common stock on his first date of employment under the terms of an award agreement. This award was unanimously approved by the Compensation Committee of the company’s board of directors as an inducement award pursuant to NASDAQ Listing Rule 5635(c)(4). Of the total grant, 300,000 shares of restricted stock are subject to time-based vesting (in three year annual increments), 700,000 shares of restricted stock are subject to performance-based vesting based on the company achieving specified stock price targets and the remaining 585,000 shares of restricted stock are subject to vesting based on both the company achieving specified stock price targets and time-based vesting following the company’s achievement of those stock price targets. Vesting of the shares of restricted stock is conditioned upon Mr. Aquino’s continued employment with the company, and is subject to acceleration upon certain events (including a change of control of the company as defined in the award agreement).

About Peter D. Aquino

Mr. Aquino, 55, began his career at Bell Atlantic (now Verizon) and has over 30 years of TMT experience. Mr. Aquino was the executive chairman of Primus Telecommunications Group, Inc. (NYSE: PTGI) until April 2013, transitioning to that role after serving as chairman and chief executive officer from October 2010 to January 2013. Prior to PTGi, Mr. Aquino was the president and chief executive officer of RCN Corporation (Nasdaq: RCNI) from December 2004 until August 2010. Mr. Aquino has held leadership positions in both public and private companies, specializing in expansion efforts, turnarounds, M&A, and emerging markets. He is the founder of Broad Valley Capital, LLC, providing advisory services and capital to improve business operations, productivity and asset value. In his role as a consultant, Mr. Aquino has led several operating and financial teams through reorganizations and M&A opportunities at companies such as Leap Wireless, XO Communications, Allegiance Telecom, Northeast Optical Networks (NEON), Lumos Networks and others. Mr. Aquino is also the founder of Broad Valley Micro Fiber Networks Inc., a Mid-Atlantic fiber and wireless infrastructure services provider founded in 2014.

Mr. Aquino is a graduate of Montclair State College in New Jersey, and holds an MBA from George Washington University.

About Peter J. Rogers, Jr.

Mr. Rogers, 61, is a principal of the Stroudwater Group, providing strategic advisory services and board of directors services to growth stage technology companies. Over a 27-year career at MICROS Systems, Inc., he served in a variety of roles as a key member of an executive team that built the technology company from $18 million in revenue to $1.4 billion, and grew its market cap from $3 million to $5.3 billion.

Mr. Rogers has extensive C-level executive experience in strategy, investor relations, operations, marketing and management. He has more than 20 years of global experience with the financial community as an investor relations and business development executive. He has also demonstrated broad experience in managing people across multiple disciplines, building teams, strategic planning, developing and managing external relationships and executing business plans. He currently serves on the boards of several technology companies, including as chairman of B4Checkin, Ltd. and as a director of Gusto POS Systems, Inc. and StayNTouch, Inc.

Mr. Rogers received an MBA from New York University Stern School of Business and a BA from the University of Pennsylvania.

About Internap

Internap is the high-performance internet infrastructure provider that powers the applications shaping the way we live, work and play. Our hybrid infrastructure delivers performance without compromise – blending virtual and bare-metal cloud, hosting and colocation services across a global network of data centers, optimized from the application to the end user and backed by rock-solid customer support and a 100% uptime guarantee. Since 1996, the most innovative companies have relied on Internap to make their applications faster and more scalable. For more information, visit www.internap.com.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include statements related to our expectations for the leadership transition and its impact on our ability to accelerate growth, enhance shareholder value and continue the company’s transformation efforts, our competitive position and our ability to drive enhanced efficiency, profitability and growth. Our ability to achieve these forward-looking statements is based on certain assumptions, including our ability, under new leadership, to execute on our business strategy, our ability to successfully and efficiently leverage multiple routes to market, expanded brand awareness for high-performance internet infrastructure services and bookings and customer churn levels. These assumptions may prove to be inaccurate in the future. Because such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, there are important factors that could cause Internap’s actual results to differ materially from those in the forward-looking statements. These factors include our ability to execute on our business strategy and drive growth; our ability to maintain current customers and obtain new ones, whether in a cost-effective manner or at all; the robustness of the IT infrastructure services market; our ability to achieve or sustain profitability; our ability to expand margins and drive higher returns on investment; our ability to sell into new and existing data center space; the actual performance of our IT infrastructure services; our ability to correctly forecast capital needs, demand planning and space utilization; our ability to respond successfully to technological change and the resulting competition; the availability of services from internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, data centers, network access points or computer systems; our ability to provide or improve internet infrastructure services to our customers; and our ability to protect our intellectual property, as well as other factors discussed in our filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

Press Contact:	Investor Contact:
Mariah Torpey	Mary Ann Arico
781-418-2404	404-302-9982
internap@teamlewis.com	ir@internap.com